EXHIBIT 32.2

                     CERTIFICATION PURSUANT TO SECTION 906,
                        OF THE SARBANES-OXLEY ACT OF 2002


SHAWN M. CONROY BLOM, Chief Financial Officer of the Chalone Wine Group (the "Company"), hereby certifies to the best of her knowledge:

     (1) The Annual Report on Form 10-K for the fiscal year ended December 31, 2003 of the Company (the "Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is being furnished pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.



  /s/ SHAWN M. CONROY BLOM
------------------------------------------
Shawn M. Conroy Blom
Vice President and Chief Financial Officer
March 30, 2004

A signed copy of the written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.